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                                                                    EXHIBIT 5.2

                         [SIDLEY & AUSTIN LETTERHEAD]



                                November 4, 1997


Scotsman Industries, Inc.
820 Forest Edge Drive
Vernon Hills, Illinois 60061-3112


Ladies and Gentlemen:

   We refer to the Registration Statement on Form S-3 (File No. 333-38489) filed on October 22, 1997 by Scotsman Industries, Inc., a Delaware corporation (the "Guarantor"), and its wholly owned subsidiary, Scotsman Group Inc., a Delaware corporation (the "Issuer"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), to register: (i) $100,000,000 aggregate principal amount of __% Senior Subordinated Notes Due 2007 (the "Notes") of the Issuer; (ii) the full and unconditional guaranty on a senior subordinated basis (the "Guaranty") of the Notes by the Guarantor; and (iii) 1,611,699 shares of Common Stock, $0.10 par value, together with the associated Common Stock Purchase Rights, which may be offered from time to time by the current stockholders of the Guarantor named in the equity prospectus constituting a part of such registration statement, as amended by Amendment No. 1 filed with the Commission on November 4, 1997 (the "Registration Statement"). The Notes will be issued by the Issuer and guaranteed by the Guarantor pursuant to an indenture (the "Indenture") to be entered into among the Issuer, the Guarantor and Harris Trust and Savings Bank, as trustee (the "Trustee").

   We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Notes and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions hereinafter expressed.
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                                                             EXHIBIT 5.2 (cont.)

Scotsman Industries, Inc.
November 4, 1997
Page 2

   Based on the foregoing, we are of the opinion that:

   (1) Each of the Issuer and the Guarantor has corporate power to execute and deliver the Indenture; the Issuer has corporate power to authorize, execute and sell the Notes; and the Guarantor has corporate power to execute and deliver the Guaranties.

   (2) The Notes will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their respective terms and the Guaranties will constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms (subject, in each case, to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights and to general principles of equity, regardless of whether considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Issuer, the Guarantor and the Trustee; (ii) the Boards of Directors or duly authorized committees thereof of the Issuer and the Guarantor shall have duly adopted final resolutions authorizing the issuance and sale of the Notes and the issuance and delivery of the Guaranties, respectively, as contemplated by the Registration Statement and the Indenture; and (iii) the Notes shall have been duly executed and authenticated and the Guarantees shall have been duly executed as provided in the Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

   We do not find it necessary for the purposes of this letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the Notes.

   This letter is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America.

   We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

                                Very truly yours,

                                /s/ Sidley & Austin